UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          SCHEDULE 14C
       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
               THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[x]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as
       permitted by Rule 14c-a-5(d)(2))
[ ]    Definitive Information Statement

                      PR SPECIALISTS, INC.
         ------------------------------------------------
         (Name of Registrant As Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rule 14c-
        5(g) and 0-11.

        1)   Title of each class of securities to which
             transaction applies:
             ------------------------------
        2)   Aggregate number of securities to which transaction
             applies:
             -------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             -------------------------------
        4)   Proposed maximum aggregate value of transaction:
             -------------------------------
        5)   Total fee paid:
             -------------------------------
[ ]     Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
             -------------------------------
        2)   Form, Schedule or Registration Statement No.:
             -------------------------------
        3)   Filing Party:
             -------------------------------
        4)   Date Filed:
             -------------------------------

                      PR SPECIALISTS, INC.
                       2300 NE 48th Court
                 Lighthouse Point, Florida 33064

                      INFORMATION STATEMENT

                        April  ____, 2004

     This Information Statement is being furnished to stockholders of PR Specialists, Inc., a Delaware corporation (the "Company"), to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders. These actions are the adoption of amendments to the Company's Certificate of Incorporation (the "Charter Amendments") to (i) effect a 10:1 reverse stock split (the "Reverse Stock Split"); and (ii) subsequent to the Reverse Stock Split, to approve an amendment to our Certificate of Incorporation to increase the aggregate number of authorized shares of our common stock to One Hundred Million (100,000,000) shares of common stock, $.001 par value.

     Our Board of Directors fixed the close of business on March 26, 2004 as the record date for the determination of stockholders entitled to vote on the proposal as described above. On March 26, 2004 there were 19,198,000 shares of our common stock issued, and outstanding. Each of the proposed actions requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Each share of common stock is entitled to one vote on each proposal.

     The Board of Directors, by written consent on March 24, 2004, has approved, and stockholders holding 12,054,666 (approximately 62.79%) of our outstanding voting shares on March 26, 2004, have consented in writing to the Charter Amendments. Accordingly, all corporate actions necessary to authorize the Charter have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the authorization to effect the aforesaid actions by the Board of Directors and the stockholders will not become effective until 20 days after we have mailed this Information Statement to our stockholders of record at March 26, 2004. Promptly following the expiration of this 20-day period, we intend to file an amendment to our Certificate of Incorporation with the Delaware Secretary of State to effect the Charter Amendments. The implementation of the Reverse Stock Split and change of our capital structure will become effective at the time of the filing of the Charter Amendments.

     Our executive offices are located at 2300 NE 48th Court, Lighthouse Point, Florida 33064.

     PLEASE   BE   ADVISED  THAT  THIS  IS  ONLY  AN  INFORMATION
STATEMENT.   WE  ARE  NOT ASKING YOU FOR  A  PROXY  AND  YOU  ARE
REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about April ___, 2004. Each holder of record of shares of our common stock at the close of business on March 26, 2004 is entitled to receive a copy of this Information Statement.

            AMENDMENT OF CERTIFICATE OF INCORPORATION

     Our board of directors and stockholders holding a majority of our outstanding common shares have approved an amendment to our Certificate of Incorporation to (i) effect a 10:1 reverse stock split (the "Reverse Stock Split"); and (ii) subsequent to the Reverse Stock Split, to approve an amendment to our Certificate of Incorporation to increase the aggregate number of authorized shares of our common stock to One Hundred Million (100,000,000) shares of common stock, $.001 par value. The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Appendix A.

     We believe that reverse splitting our common stock and increasing our capital structure is necessary to among other things, increase the attractiveness of the Company to prospective officers and directors, and to potential merger or acquisition partners. The Reverse Stock Split will provide us with needed stock to enable us to complete such acquisition transactions or raise capital through future sales of our stock.

No Dissenters' Rights

           Under the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws, holders of our voting securities are not entitled to dissenters' rights with respect to any of the amendments to our Certificate of Incorporation.

Reverse Stock Split

Our Board of Directors and stockholders holding a majority of our outstanding common stock has approved the effectuation of a 10:1 reverse stock split which will be reflected in the amendment to our Certificate of Incorporation. Pursuant thereto, on the effective date of the Reverse Stock Split (the "Effective Date"), every 10 shares of our issued and outstanding common stock will become one issued and outstanding share of common stock. The Effective Date will be the date of filing of the amendment to our Certificate of Incorporation. The Reverse Stock Split will take effect immediately following the close of business on the Effective Date. No shareholders will be eliminated or closed out since fractional shares will be rounded up to the nearest whole share.

Stock Certificates

     The Reverse Stock Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock are actually surrendered by each holder thereof for certificates representing the number of shares of the new common stock which each such stockholder is entitled to receive as a consequence of the Reverse Stock Split. After the Effective Date of the Reverse Stock Split, each share of existing common stock will be deemed to represent 1/10 of a share of new common stock.

Fractional Shares

     No fractional shares of new common stock will be issued and, in lieu thereof, stockholders holding a number of shares of existing common shares not evenly divisible by 10, upon surrender of their old certificates, will receive a full additional share of new common stock in lieu of a fractional share of new common stock. Such issuance will not be made until all of a stockholder's certificates of existing common stock are presented to the Company.

Exchange of Stock Certificates

     To receive a certificate for new common stock including a full additional share in lieu of a fractional share, each stockholder of record on the Effective Date must surrender all of their certificates representing shares of existing common stock ("Old Certificates") to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

     Upon return to the Company of all of a stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new common stock into which the shares of common stock represented by the old certificates are being converted as a result of the
Reverse Split plus, if applicable, one additional share of new common stock in lieu of a fractional share. Until surrendered to the Company, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new common stock to which such stockholders are entitled as a result of the Reverse Stock Split.

Federal Income Tax Effects Of The Stock Split

     Holders of common stock will not be required to recognize any gain or loss if the Reverse Stock Split is effected. The tax basis of the aggregate shares of post-split common stock received by present shareholders will be equal to the basis of the aggregate shares of the pre-split common stock exchanged therefor. The holding period for shares of post-split common stock will include the holding period of the pre-split common stock when calculated for purposes of taxation or sales under Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144 requires that "restricted securities," as defined in Rule 144, be held at least one year before routine sales can be made in accordance with the provisions of the Rule. Rule 144 provides that shares issued in a reverse stock split are deemed to have been held from the date of acquisition of the shares involved in the reverse stock split.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April ___, 2004 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer, and (iii) all executive officers and directors as a group:

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April _____, 2004 the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to the Company to be the beneficial owner of more than five percent (5%) of our common stock:

Name and Address                Amount of Beneficial      Percent of Class (3)
of Beneficial Owner (1)         Ownership (2)
------------------------------------------------------------------------------
Lawrence Ruden                       1,025,000                   5.34%
2300 N.E. 48th Court
Lighthouse Point, Florida 33064

Nelson Trust,                        1,238,000                   6.45%
Shari Schulweis, Trustee
22 Bittern Drive
Nanuete, New York 10954

Bryan Eggers                         2,721,000                  14.17%
2601 S. Grand Canyon Dr. #1049
Las Vegas, NV 89117

Joel Arberman                        1,074,000                   5.59%
7740 Roswell Road, Suite 400
Atlanta, Georgia 30350

-------------------------------

(1) To our knowledge, each owner has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.
(2) Other than as footnoted below, none of these security holders has the right to acquire any amount of the shares within 60 days from options, warrants, rights, conversion privilege, or similar obligations. The amount owned is based on issued common stock, as well as stock options that are exercisable within 60 days.
(3) Based on 19,198,000 shares of common stock outstanding as of April __, 2004. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from April __, 2004, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

Security Ownership of Management

The following table sets forth, as of April __, 2004, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, and officers and directors as a group:


Name and Address                Amount of Beneficial       Percent of Class (3)
of Beneficial Owner (1)         Ownership (2)
------------------------------------------------------------------------------
Lawrence Ruden                     1,025,000           5.34%
2300 N.E. 48th Court
Lighthouse Point, Florida 33064

All directors and officers         1,025,000           5.34%
as a group (1 person)

(1) To our knowledge, each owner has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.
(2) Other than as footnoted below, none of these security holders has the right to acquire any amount of the shares within 60 days from options, warrants, rights, conversion privilege, or similar obligations. The amount owned is based on issued common stock, as well as stock options that are exercisable within 60 days.
(3) Based on 19,198,000 shares of common stock outstanding as of April __, 2004. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from April __, 2004, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

Where You Can Find More Information

     We are required to comply with the reporting requirements of the Securities Exchange Act. We are presently not current with our reporting requirements. For further information about us, you may refer to:

     A.   Our Annual Report on Form 10-KSB for the year ended December
          31, 2001;
     B. Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003; and September 30, 2002;
     C.   Our Current Reports on Form 8-K filed May 6, 2002 (amended
          June 21, 2002) and filed June 17, 2002 (amended June 21, 2002);
          and
     D.   Our Report on Form 14(f)1 filed April 18, 2002.

     You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

April  _____, 2004

     By the Order of the Board of Directors
     Lawrence Ruden, President, Secretary

                           APPENDIX A


                        STATE OF DELAWARE
                    CERTIFICATE OF AMENDMENT
                 OF CERTIFICATE OF INCORPORATION

     PR Specialists, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

     First:  That the name of the corporation (the
"Corporation") is PR Specialists, Inc.

     Second: That the certificate of incorporation of the Corporation (the "Certificate of Incorporation") was originally filed with the Delaware Secretary of State on March 21, 2000.

      Third: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following amendment to the Certificate of Incorporation:

     Fourth: That Article FOURTH of the Certificate is hereby amended to read, in its entirety, as follows:

     "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be one hundred and five million (105,000,000) shares, of which one hundred million (100,000,000) shares shall be common stock, par value $0.001 per share (the "Common Stock") and five million (5,000,000) shares shall be preferred stock, par value $0.001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class.

     Each issued and outstanding share of Common Stock, par value $.001 per share ("Old Common Stock"), outstanding as of the close of business on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the
     Secretary of State of the State of   Delaware   (the
     "Effective Date") shall automatically, without any action on the part of the holder of the Old Common Stock, be converted into one tenth (1/10) of a share of Common Stock, par value $.001 per share ("New Common Stock"). Immediately following the reverse split, the aggregate number of shares of New Common Stock held by each holder of New Common Stock shall be calculated. Thereafter, all such holders otherwise entitled to receive a fractional share of New Common Stock will receive a full share of New Common Stock in lieu of such fractional share as each fractional share will be rounded up and become a whole share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are converted under the terms hereof. Prior to Effective

     Date, there are 19,198,000 shares of Old Common Stock issued and outstanding shares. Following the effectuation of reverse stock split on the Effective Date, there will be approximately 1,919,800 issued and outstanding shares of New Common Stock. The 19,198,000 shares of Old Common Stock are hereby changed into approximately 1,919,800 shares of New Common Stock at the rate of one share of New Common Stock for every ten shares of Old Common Stock."

      Fifth: That, by written consent executed in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, was given written notice of the proposed amendments to the Certificate of Incorporation and voted in favor of the adoption of the amendments to the Certificate of Incorporation.

     Sixth: That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     Seventh: That the capital of the corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ________, 2004.


                             PR SPECIALISTS, INC.



                             By:____________________________
                                Lawrence Ruden,
                                President, Secretary